UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
__________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 1, 2023
Date of Report (date of earliest event reported)
__________________________________________________________
The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39248 (Commission File Number)	84-3562323 (I.R.S. Employer Identification Number)
18000 Studebaker Rd, Suite 800 Cerritos, California 90703
(Address of principal executive offices and zip code)
(562) 735-3226
(Registrant's telephone number, including area code)
__________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2023, Ravi Sarin, a member of the Board of Directors (the “Board”) of The Oncology Institute, Inc. (the “Company”), resigned effective immediately as a director of the Board, including any positions held as a member of any committee of the Board. Mr. Sarin’s resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Sarin was a member of the Audit Committee, Compensation Committee and Compliance Committee of the Board. The Board will consider replacements from the current Board for Mr. Sarin on the aforementioned committees. Following Mr. Sarin’s resignation, the size of the Board is reduced to eight directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023

The Oncology Institute, Inc.

By:	/s/ Mark Hueppelsheuser
Name:	Mark Hueppelsheuser
Title:	General Counsel